UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

November 10, 2014
Date of Report
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2014, Raven Industries, Inc. (the “Company”) announced that it has selected Steven E. Brazones to serve as the Company’s new Chief Financial Officer, effective December 1, 2014.

Mr. Brazones, 41, has over 17 years of global finance experience. From 2002 to 2014, he held a variety of positions with H.B. Fuller Company, a $2.1 billion global manufacturer of specialty chemicals based in St. Paul, Minnesota. Most recently, he served as H.B. Fuller’s Americas finance director, where he led all finance activities for the region and had financial responsibility for $1.1 billion in revenue. Previously, he served as the assistant treasurer and the director of investor relations. Prior to his tenure with H.B. Fuller, Mr. Brazones held various roles at Northwestern Growth, a mergers and acquisitions group backed by publicly traded Northwestern Energy. He began his career as an equity analyst with Strong Capital Management.

As previously reported, Thomas Iacarella, the Company’s current Chief Financial Officer, will serve as Chief Risk Officer of the Company effective upon Mr. Brazones taking office as his successor on December 1, 2014. In addition, Mr. Iacarella will work with Mr. Brazones to ensure a smooth transition.

The Company issued a press release announcing the appointment of Mr. Brazones. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Raven Industries, Inc. press release dated November 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2014

RAVEN INDUSTRIES, INC.
/s/ Stephanie Herseth Sandlin
Stephanie Herseth Sandlin
General Counsel and Vice President of Corporate Development